                                                                    EXHIBIT 21.1


                                         LIST OF SUBSIDIARIES

         AP Henderson Group has the following subsidiaries:


                            AP Henderson Ventures, a Nevada corporation
                            Jingbo Chemical (Bo Xing) Company, Ltd., a Chinese
                              foreign direct enterprise